EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2021 Fourth-Quarter And Full-Year Financial Results

Year-over-year total contract value up by 15% to $345.8 million

Cambridge, Mass., February 10, 2022 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2021 fourth-quarter and full-year financial results.

“We delivered historic results in 2021, headlined by record contract value growth of 15%, six straight quarters of sequential contract value growth, and double-digit revenue growth for the year,” said George F. Colony, Forrester’s chairman and chief executive officer. “Our wallet retention, client count, and client retention also increased significantly during the year.”

“Our new flagship research portfolio, Forrester Decisions, is exceeding expectations, and its value is resonating with our clients. We are well positioned to build on this strong momentum in 2022 and remain laser-focused on increasing contract value at double-digit rates. I thank our employees and clients for helping us achieve these results.”

Fourth-Quarter Financial Performance

Total revenues were $133.7 million for the fourth quarter of 2021, compared with $120.5 million for the fourth quarter of 2020.

On a GAAP basis, net income was $8.0 million, or $0.41 per diluted share, for the fourth quarter of 2021, compared with a net income of $2.4 million, or $0.13 per diluted share, for the same period in 2020.

On an adjusted basis, net income was $11.3 million, or $0.59 per diluted share, for the fourth quarter of 2021, which reflects an adjusted effective tax rate of 31%. Adjusted net income excludes stock-based compensation of $2.7 million and amortization of acquisition-related intangible assets of $3.6 million. This compares with an adjusted net income of $6.6 million, or $0.35 per diluted share, for the same period in 2020, which reflects an adjusted tax rate of 31%. Adjusted net income for the fourth quarter of 2020 excludes stock-based compensation of $2.9 million, amortization of acquisition-related intangible assets of $5.5 million, integration costs of $2.0 million, lease incentive income of $3.4 million, and investment gains of $0.1 million.

Year Ended December 31, 2021, Financial Performance

Total revenues were $494.3 million, compared with $449.0 million for the same period in 2020.

On a GAAP basis, net income was $24.8 million, or $1.28 per diluted share, for 2021, compared with a net income of $10.0 million, or $0.53 per diluted share, for 2020.

On an adjusted basis, net income was $40.5 million, or $2.09 per diluted share, for 2021, which reflects an adjusted effective tax rate of 31%. Adjusted net income excludes stock-based compensation of $10.1 million, amortization of acquisition-related intangible assets of $15.1 million, and integration costs of $0.3 million. This compares with an adjusted net income of $30.4 million, or $1.60 per diluted share, for 2020, which reflects an adjusted tax rate of 31%. Adjusted net income for 2020 excludes stock-based compensation of $10.9 million, amortization of acquisition-related intangible assets of $19.7 million, acquisition-related deferred revenue fair value adjustment of $0.4 million, integration costs of $5.8 million, lease incentive income of $3.2 million, and investment gains of $2.5 million.

A reconciliation of GAAP results to adjusted results may be found in the attached financial tables.

2022 Guidance

Forrester is providing first-quarter 2022 financial guidance as follows:

First-Quarter 2022 (GAAP):

•	Total revenues of approximately $119.0 million to $123.0 million.

•	Operating margin of approximately 1.5% to 3.5%.

•	Interest expense of approximately $0.6 million.

•	An effective tax rate of 30%.

•	Diluted earnings per share of approximately $0.04 to $0.10.

First-Quarter 2022 (Adjusted):

Adjusted financial guidance for the first quarter of 2022 excludes stock-based compensation expense of $3.2 million to $3.4 million, amortization of acquisition-related intangible assets of approximately $3.4 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 7.0% to 9.0%.

•	Adjusted effective tax rate of 30%.

•	Adjusted diluted earnings per share of approximately $0.28 to $0.34.

Our full-year 2022 guidance is as follows:

Full-Year 2022 (GAAP):

•	Total revenues of approximately $550.0 million to $560.0 million.

•	Operating margin of approximately 6.5% to 7.5%.

•	Interest expense of approximately $2.5 million.

•	An effective tax rate of 30%.

•	Diluted earnings per share of approximately $1.25 to $1.35.

Full-Year 2022 (Adjusted):

Adjusted financial guidance for full-year 2022 excludes stock-based compensation expense of $14.0 million to $14.5 million, amortization of acquisition-related intangible assets of approximately $13.2 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 11.5% to 12.5%.

•	Adjusted effective tax rate of 30%.

•	Adjusted diluted earnings per share of approximately $2.25 to $2.35.

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help leaders across technology, marketing, customer experience, product, and sales functions use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 700,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective research methodologies, including Forrester Wave™ evaluations; 70 million real-time feedback votes; and the shared wisdom of our clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the first quarter of and full-year 2022 and statements about the performance of Forrester Decisions and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities, including the exit of the United Kingdom from the European Union; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and the amount and timing of the repurchase of Forrester stock. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Chris Finn

Chief Financial Officer

Forrester Research, Inc.

cfinn@forrester.com

Shweta Agarwal

Public Relations

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2022, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Research	$89,494	$77,798	$325,340	$301,544
Consulting	39,211	38,839	156,114	137,303
Events	5,023	3,884	12,861	10,137

Total revenues	133,728	120,521	494,315	448,984
Operating expenses:
Cost of services and fulfillment	52,244	47,457	201,815	180,899
Selling and marketing	47,774	44,601	170,949	166,200
General and administrative	16,161	14,433	58,056	50,369
Depreciation	2,503	2,481	9,390	9,879
Amortization of intangible assets	3,562	5,536	15,129	19,683
Integration costs	—	1,964	334	5,779

Total operating expenses	122,244	116,472	455,673	432,809

Income from operations	11,484	4,049	38,642	16,175
Interest expense	(971)	(1,236)	(4,222)	(5,340)
Other expense, net	(363)	(209)	(1,229)	(374)
Gains on investments, net	—	107	—	2,472

Income before income taxes	10,150	2,711	33,191	12,933
Income tax expense	2,127	285	8,347	2,943

Net income	$8,023	$2,426	$24,844	$9,990

Basic income per common share	$0.42	$0.13	$1.30	$0.53

Diluted income per common share	$0.41	$0.13	$1.28	$0.53

Basic weighted average common shares outstanding	19,118	18,971	19,110	18,827

Diluted weighted average common shares outstanding	19,376	19,119	19,357	18,935

Adjusted data (1):
Total revenues—GAAP	$133,728	$120,521	$494,315	$448,984
Deferred revenue fair value adjustment	—	42	—	444

Adjusted revenues	$133,728	$120,563	$494,315	$449,428

Income from operations—GAAP	$11,484	$4,049	$38,642	$16,175
Deferred revenue fair value adjustment	—	42	—	444
Amortization of intangible assets	3,562	5,536	15,129	19,683
Integration costs	—	1,964	334	5,779
Lease incentive	—	(3,445)	—	(3,226)
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,668	1,693	6,057	6,156
Selling and marketing	478	520	1,698	1,751
General and administrative	573	700	2,315	2,970

Adjusted income from operations	$17,765	$11,059	$64,175	$49,732

	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income—GAAP	$8,023	$0.41	$2,426	$0.13	$24,844	$1.28	$9,990	$0.53
Deferred revenue fair value adjustment	—	—	42	—	—	—	444	0.02
Amortization of intangible assets	3,562	0.19	5,536	0.29	15,129	0.78	19,683	1.04
Integration costs	—	—	1,964	0.10	334	0.02	5,779	0.30
Lease incentive	—	—	(3,445)	(0.18)	—	—	(3,226)	(0.17)
Stock-based compensation	2,719	0.14	2,913	0.15	10,070	0.52	10,877	0.57
Gains on investments	—	—	(107)	—	—	—	(2,472)	(0.13)
Tax effects of items above (2)	(1,831)	(0.09)	(1,632)	(0.08)	(7,107)	(0.37)	(8,612)	(0.45)
Adjustment to tax expense for adjusted tax rate (3)	(1,135)	(0.06)	(1,063)	(0.06)	(2,750)	(0.14)	(2,091)	(0.11)

Adjusted net income	$11,338	0.59	$6,634	$0.35	$40,520	2.09	$30,372	$1.60

Diluted weighted average shares outstanding	19,376		19,119		19,357		18,935

(1)

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, acquisition-related deferred revenue fair value adjustments, stock-based compensation, integration costs, net gains or losses from investments, lease incentive cost and credits, as well as their related tax effects. We also utilized an assumed tax rate of 31% in both 2021 and 2020, which excludes items such as any release of reserves for uncertain tax positions established in prior years, the settlement of prior year tax audits, and the effect of any adjustments related to the filing of prior year tax returns. The adjuted data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

(2)	The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.
(3)	To compute adjusted net income, we apply an adjusted effective tax rate of 31%.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	December 31, 2021	December 31, 2020
Balance sheet data:
Cash, cash equivalents, and marketable investments	$134,278	$90,257
Accounts receivable, net	$86,965	$84,695
Deferred revenue	$213,696	$179,968
Debt outstanding	$75,000	$109,375
	Year Ended December 31,
	2021	2020
Cash flow data:
Net cash provided by operating activities	$107,067	$47,754
Purchases of property and equipment	$(10,745)	$(8,905)
Repayments of debt	$(34,375)	$(23,375)
Repurchases of common stock	$(20,066)	$—
	As of December 31,
	2021	2020
Metrics:
Contract value	$345,800	$301,300
Client retention	78%	72%
Wallet retention	102%	86%
Number of clients	3,005	2,808
	As of December 31,
	2021	2020
Headcount:
Total headcount	1,781	1,798
Sales force	637	701